UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2020

Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity: 0001797288
Benchmark 2020-B16 Mortgage Trust

(Exact name of issuing entity)

Central Index Key Number of the depositor: 0001013454
Deutsche Mortgage & Asset Receiving Corporation

(Exact name of depositor as specified in its charter)

Central Index Key Number of the sponsor: 0001541294
German American Capital Corporation

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor: 0000835271
JPMorgan Chase Bank, National Association

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor: 0001701238
Citi Real Estate Funding Inc.

(Exact name of sponsor as specified in its charter)

Delaware	333-226943-06	04-3310019
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation of registrant)	File Number of issuing entity)	Identification No. of registrant)

60 Wall Street

New York, New York 10005

(Address of principal executive offices of registrant)

(212) 250-2500

Registrant’s telephone number, including area code

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2020 (the “Closing Date”), Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”) caused the issuance of Benchmark 2020-B16 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-B16 (the “Certificates”), pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2020 (the “Pooling and Servicing Agreement”), between the Depositor, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, KeyBank National Association, as special servicer, Wells Fargo Bank, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, as paying agent and as custodian, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.

The Certificates represent, in the aggregate, the entire beneficial ownership in Benchmark 2020-B16 Mortgage Trust (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The assets of the Issuing Entity consist primarily of 33 fixed-rate commercial mortgage loans (the “Mortgage Loans”) secured by first liens on 77 commercial and multifamily properties (the “Mortgaged Properties”).

The Mortgage Loan secured by the Mortgaged Property identified on Exhibit B to the Pooling and Servicing Agreement as “Kings Plaza”, which is an asset of the Issuing Entity, is part of a whole loan (the “Kings Plaza Whole Loan”) that includes the Kings Plaza Mortgage Loan and 11 other loans that are pari passu to the Kings Plaza Mortgage Loan (the “Kings Plaza Companion Loans”). The Kings Plaza Companion Loans are not an asset of the Issuing Entity. The Kings Plaza Whole Loan, including the Kings Plaza Mortgage Loan, is being serviced and administered pursuant to (i) a pooling and servicing agreement, an executed version of which is attached hereto as Exhibit 4.1 and which is dated as of March 1, 2020 (the “Benchmark 2020-B17 Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, and (ii) the related Intercreditor Agreement (as defined in the Pooling and Servicing Agreement), as to which an executed version was attached to the current report on Form 8-K filed by the Issuing Entity on February 12, 2020.

The terms and conditions of the Benchmark 2020-B17 Pooling and Servicing Agreement applicable to the servicing of the Kings Plaza Mortgage Loan are substantially similar to the terms and conditions of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, as described under “Pooling and Servicing Agreement” in the Prospectus (SEC File Number 333-226943-06) filed with the Securities and Exchange Commission on February 12, 2020 pursuant to Rule 424(b)(2) in the section captioned “Pooling and Servicing Agreement”. The servicing terms of each Other Pooling and Servicing Agreement are expected to be similar in all material respects to the servicing terms of the Pooling and Servicing Agreement; however the servicing arrangement under such agreements will differ in certain respects, as described in the Prospectus in the section captioned “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
Exhibit 4.1	Pooling and Servicing Agreement, dated as of March 1, 2020, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
(Registrant)
Date: March 30, 2020

	By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

	By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director